EX-99.906CERT

CERTIFICATION

J. Andre Weisbrod, Principal Executive Officer and Chief Financial Officer, of STAAR Investment Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2013 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal  Executive Officer

Chief Financial Officer

STAAR Investment Trust

STAAR Investment Trust

/s/ J. Andre Weisbrod

/s/ J. Andre Weisbrod

J. Andre Weisbrod

J. Andre Weisbrod

Date: March 3, 2014

Date: March 3, 2014

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to STAAR Investment Trust and will be retained by STAAR Investment Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.